UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2008

Tapestry Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24320	84-1187753
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2945 Wilderness Place

Boulder, CO 80301

Boulder, Colorado 80301
(Address of principal executive offices and zip code)

(303) 516-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement.

As described below under Item 2.05 of this Report, Tapestry Pharmaceuticals, Inc. (the “Company”) has effected a reduction in its operations.  In connection with such reduction and as described under Item 1.02 of this Report, we have terminated the employment period under our employment agreements with Leonard Shaykin, Martin Batt and Gordon Link.  It is currently anticipated that each of these employees will provide ongoing services under at will employment arrangements that are currently being finalized.  We anticipate that compensation would be paid on a current basis for a portion of their respective current base salaries and that the balance of their compensation would be deferred.  The deferred compensation of Messrs. Shaykin, Batt and Link is to be treated as equivalent to general unsecured prepetition claims were the Company in bankruptcy as opposed to post-petition administrative claims that may have priority in bankruptcy.

Item 1.02.                  Termination of a Material Definitive Agreement.

As described below under Item 2.05 of this Report, we have effected a reduction in our operations.  In connection with such reduction, we terminated the employment period under our employment agreements with Leonard P. Shaykin (Chief Executive Officer), Martin Batt, (Senior Vice President and Chief Operating Officer), Gordon H. Link, Jr. (Senior Vice President and Chief Financial Officer) and Kai P. Larson (Vice President and General Counsel), effective as of February 11, 2008, thereby triggering the obligation to make certain severance payments under their respective agreements.  The employment agreements with Messrs. Shaykin, Link and Larson are dated as of October 1, 2001 and the amended and restated employment agreement with Mr. Batt is dated as of March 27, 2007.  In connection with the termination of his employment period, Mr. Link agreed to a reduction in our severance obligation to him from $660,000 to $480,000 as set forth below.  As described above under Item 1.01 of this Report, it is currently anticipated that Messrs. Shaykin, Batt and Link will continue to be employed by the Company under at will employment arrrangements.  Mr. Larson will not be employed.

We have retained bankruptcy counsel and initiated steps to file for bankruptcy protection under Chapter 11 of the Bankruptcy Code and we do not anticpate paying any of these severance costs prior to filing.  The employment periods under the agreements with Messrs. Shaykin, Batt, Link and Larson were terminated on the advice of bankruptcy counsel with the objective of assuring that any severance costs under these agreements are treated as general unsecured prepetition claims were the Company in bankruptcy as opposed to post-petition administrative claims that may have priority in bankruptcy.  The approximate one-time severance costs under the agreements are as follows:

Executive Officer	Approximate Severance Costs
Leonard Shaykin	$1,387,000
Martin Batt	$270,000
Gordon Link	$480,000
Kai Larson	$605,000

Item 2.05.                  Costs Associated with Exit or Disposal Activities.

On February 10, 2008, our Board of Directors authorized a reduction in our operations.  On February 11, 2008, we eliminated 22 positions (65% of our work force).  The only positions for employees to be retained consist of our Chief Executive Officer (Leonard Shaykin), Chief Operating Officer (Martin Batt); Senior Vice President and Chief Financial Officer (Gordon Link); Chief Medical Officer; Vice President, Product Development; and seven other positions, three of which will be working part time.  In conjunction with this reduction in operations, we incurred one time severance costs of approximately $3,465,000, which amount includes the severance costs incurred in connection with the employment agreements with our executive officers as described under Item 1.02 of this Report.  We anticipate that fewer than three individuals will continue as consultants to the Company on a part-time basis.

We also expect to terminate our existing facility leases.  While the costs associated with those terminations cannot be determined at this time, the amount could be as high as $2.7 million.  Accounts payable currently approximate $2.5 million, principally for contract research services to support the development of TPI 287.  We have ongoing clinical trials that will be continued to the extent practicable in order to retain the value of our clinical trial data and intellectual property.  The amount required to continue these trials will be dependent upon the time required to secure financing or sell our assets if we are able to do either.  We also anticipate that certain costs will be incurred to support and protect our intellectual property.

Item 5.02.                  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the reduction in the Company’s operations described under Item 2.05 of this Report, we terminated the employment and position with the Company of our principal accounting officer, Matthew Majoros, formerly Controller and Principal Accounting Officer, effective February 11, 2008.

As described under Item 1.02 of this Report, we terminated employment agreements with each of our executive officers, although our principal executive officer, Leonard P. Shaykin (Chief Executive Officer), our principal financial officer, Gordon H. Link, Jr. (Senior Vice President and Chief Financial Officer), and our principal operating officer, Martin Batt (Senior Vice President and Chief Operating Officer), each retained their positions as officers of the Company.  As described under Item 1.01 of this Report we also intend to continue to employ Messrs. Shaykin, Link and Batt.  The employment periods under the employment agreements with these executive officers were terminated, with the resulting trigger of severance obligations, on the advice of bankruptcy counsel with the objective of assuring that any severance costs under those agreements are treated as general unsecured prepetition claims of the Company as opposed to post-petition administrative claims that may have priority in bankruptcy.  The severance costs associated with the employment arrangements with our executive officers and others are described more fully under Items 1.02 and 2.05 of this Report.

Item 8.01 Other Events.

As described under Items 1.01, 1.02, 2.05 and 5.02 of this Report, the Company has dramatically reduced its operations.

Over the past year, we have pursued without success a variety of possible transactions to finance our operations through the sale of securities or to establish a strategic alliance, or, in the absence of such financing, to sell the Company, all with a goal to continue development of TPI 287, which we continue to believe has promise as an effective and safe cancer therapy, and to maximize the value of stockholders’ investment in the Company.

As of February 8, 2008, we had approximately $100,000 of cash and cash equivalents and had accounts payable and accrued liabilities (including unpaid severance costs and unpaid accrued vacation but excluding lease termination costs) of approximately $6.5 million.  No severance benefits are being paid currently to any employees.

We hold $3.8 million in face amount of Asset Backed Capital Commitment Securities issued by trusts that Ambac Assurance Corporation can require to purchase perpetual preferred stock issued by Ambac Assurance.  Ambac Assurance is a subsidiary of Ambac Financial Group, Inc.  As previously reported, as a result of the uncertainty in the credit markets in the second half of 2007, auctions for these auction rate securities failed and the interest rate on these investments was reset to LIBOR plus 100 basis points.  Interest payments on the securities continue to be current.  As the credit position of Ambac and other monoline insurers deteriorated, we have been unable to sell these securities notwithstanding the fact that nationally recognized rating firms continue to assign them an investment grade rating.  Because we cannot liquidate our investment in these securities, we do not have the cash necessary to operate our business.  We have assumed that no proceeds from the sale of these securities will be available to finance our current operations.

We intend to continue our efforts to sell these securities and may sell a parcel of unimproved land that we own.  The amount realizable from either sale could be significantly less than the value at which these assets have been carried on our books; however, the amount of any shortfall cannot be determined at this time.

The Company has taken the following steps:

•                  Retained bankruptcy counsel and initiated steps to file for bankruptcy protection under Chapter 11 of the Bankruptcy Code.

•                  Reduced it workforce from 34 to 12 persons.

•                  Attempted to sell its investment in ChromaDex, Inc., a privately held supplier of phytochemical reference standards for the nutraceutical, dietary supplement and functional food industries of which we are a shareholder.  The carrying value of the our investment in ChromaDex is $459,000 as of September 27, 2007.

•                  Taken other steps to reduce expenses, including closing down facilities that are no longer needed based upon our reduced level of operations.

•                  Determined that no additional sites for clinical trials for TPI 287 will be initiated and that patients who are not yet screened will not be put on study.

•                  Determined to continue efforts to sell or finance the Company or to sell or license our intellectual property.

There are significant risks and obstacles that could prevent any financing or sale of the Company or the licensing of its intellectual property.  They include:

•                  We may have insufficient resources to survive until a transaction is consummated.

•                  The value of our product candidate and related intellectual technology could deteriorate in the absence of sufficient resources committed to their development.

•                  Our common stock is concentrated in the hands of a small number of institutional investors, and any sale or financing outside of bankruptcy would likely require their cooperation, which cannot be assured even if a willing buyer or investor is found.

•                  Our value and that of our principal assets lies almost entirely in our clinical trial data and patent and intellectual property position.  We are still in the early stages of clinical development of our product candidate and are still developing our patent position.  Significant uncertainties relating to the success of clinical trials and to the protection of intellectual property exist that have frustrated our efforts to obtain additional financing or to sell the Company and that may deter any future potential buyer, investor or licensing or development partner.

•                  A number of possible buyers or investors have determined not to proceed with an acquisition or financing of the Company, as a result of one or more of the foregoing issues, among others.

We believe that the Company has very few options now other than filing for bankruptcy and attempting to reorganize or to sell our assets in a bankruptcy proceeding.  In such a circumstance, holders of our common stock may receive nothing for their shares.

On February 7, 2008, Grant Thornton LLP resigned as our independent registered public accounting firm, which resignation is being reported in a separate report being filed by the Company on Form 8-K.  As a result of such resignation, we have no independent registered public accounting firm, and it is highly unlikely that we will retain another independent registered public accounting firm before our audited financial statements are required to be filed with the Securities and Exchange Commission in our Annual Report on Form 10-K for the fiscal year ended January 2, 2008.  In addition, with the filing of a bankruptcy petition we may choose voluntarily to delist our common stock from the Nasdaq Capital Market and may deregister our common stock with the SEC if it is practicable to do so.  If we do not file audited financial statements as required, we will not be current in our filings with the SEC and will be unable to maintain the listing for our common stock on any market.

Forward-Looking Statements

Statements in this Report that are not historical facts are “forward-looking statements” that involve risks and uncertainties.  Forward-looking statements can be identified by the use of words such as “opportunities,” “trends,” “potential,” “estimates,” “may,” “will,” “should,” “anticipates,” “expects,” “hopes,” “plans” or comparable terminology or by discussions of strategy.  Such forward-looking statements include the statements that suggest that the Company may be financed or sold or that its assets may be sold or licensed or that there may be clinical benefit in TPI 287.  Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors include risks that we have no cash to pursue any of our objectives in bankruptcy and are forced to liquidate without realizing any value for our intellectual property or other assets.  Additional risks, uncertainties and other factors are identified under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the periods ended September 27, 2007.  The Company cautions investors not to place undue reliance on forward-looking statements.  The Company disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new or additional information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2008

TAPESTRY PHARMACEUTICALS, INC.

By:	/s/ Gordon H. Link, Jr.
Gordon H. Link, Jr.
Senior Vice President and Chief Financial Officer